Exhibit 99.2
Allied World Assurance Company Holdings, Ltd to Participate in
Fox-Pitt, Kelton’s 2006 “Bermuda in Boston” Conference
HAMILTON, Bermuda, September 14, 2006 — Allied World Assurance Company Holdings, Ltd (NYSE: AWH) announced today that Scott Carmilani, President and Chief Executive Officer, and Joan Dillard, Senior Vice President and Chief Financial Officer, will participate in a panel discussion at Fox-Pitt, Kelton’s “Bermuda in Boston” Conference on Tuesday, September 19, 2006 at 1:30 p.m. (Eastern Time) at the Langham Hotel in Boston, Massachusetts.
A live webcast of the panel discussion will be made available through the “Investor Relations” section of the company’s website at www.awac.com, with a replay of the webcast available on the company’s website through October 20, 2006. The presentation materials used during the conference will also be available on the “Investor Relations” section of the website through October 20, 2006.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, founded in November 2001, is one of Bermuda’s leading property and casualty insurers. The company, through its operating subsidiaries, offers property and casualty insurance and reinsurance on a worldwide basis. The principal operating subsidiaries of Allied World Assurance Company Holdings, Ltd have A (Excellent) ratings from A.M. Best Company and A- ratings from Standard & Poor’s. The company’s Bermuda and U.S. operating subsidiaries are rated A2 by Moody’s Investors Service.
For further information, please contact:

Investor Contact:	Media Contact:
Keith Lennox	Jamie Tully/Susan Burns
Allied World Assurance Company	Citigate Sard Verbinnen
212-635-5319	212-687-8080
keith.lennox@awac.com	jtully@sardverb.com
sburns@sardverb.com